UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 25, 2015

Dynamic Materials Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road

Boulder, Colorado  80301

(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
In June 2015, U.S. Customs and Border Protection (“U.S. Customs”) sent Dynamic Materials Corporation, a Delaware corporation (the “Company”), a Notice of Action that proposed to classify certain of its imports as subject to anti-dumping duties pursuant to a 2010 anti-dumping duty (“AD”) order on Oil Country Tubular Goods (“OCTG”) from China. A companion countervailing duty (“CVD”) order on the same product also is in effect. The Notice of Action covered one entry of certain raw material steel mechanical tubing made in China and imported into the U.S. from Canada by the Company's DynaEnergetics segment during 2015 for use in manufacturing perforating guns.

In July 2015, the Company sent a response to U.S. Customs outlining the reasons its mechanical tubing imports do not fall within the scope of the AD order on OCTG from China and should not be subject to anti-dumping duties.

In August 2015, U.S. Customs declined to conclude on the Company's assertion that the mechanical tubing the Company has been importing is not within the scope of the AD order on OCTG from China.

On September 25, 2015, the Company filed a request for a scope ruling with the U.S. Department of Commerce ("Commerce Department"). A copy of the Company’s filing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

99.1	Submission to the U.S. Department of Commerce, captioned Request for a Scope Ruling on Certain Tubing for Perforating Gun Carriers

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

Dated: September 25, 2015	By:	/s/ Michael Kuta
Michael Kuta
Chief Financial Officer